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                                                             EXHIBIT 23(b)

                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Solicitation Statement/Prospectus in the registration statement of HE Holdings, Inc. relating to the Merger and to the use of our report dated February 18, 1997, with respect to financial statements of the Defense Business of Texas Instruments Incorporated for the years ended December 31, 1996, 1995, and 1994.

                                          /S/ ERNST & YOUNG LLP

Dallas, Texas

October 29, 1997